Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-136200) of Inergy Holdings, L.P.,

•	Registration Statement (Form S-8 No. 333-131769) of Inergy Holdings, L.P., and

•	Registration Statement (Form S-8 No. 333-128027) of Inergy Holdings, L.P.

of our report dated November 30, 2006, with respect to the balance sheet of Inergy Holdings GP, LLC included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Kansas City, Missouri

December 18, 2006